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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


The Board of Directors
Integrated Circuit Systems, Inc.

The audits referred to in our report dated August 4, 1999, included the related financial statement schedule as of July 3, 1999, and for each of the years in the two-year period ended July 3, 1999, incorporated by reference in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick

Philadelphia, Pennsylvania
May 10, 2001